UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

NantKwest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Ct.

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of 2015 Equity Incentive Plan

As noted below, on June 6, 2019, the stockholders of NantKwest, Inc. (the “Company”) approved the amendment and restatement of our 2015 Equity Incentive Plan to increase the number of shares of common stock reserved thereunder by 3,000,000 shares. The Amended and Restated 2015 Equity Incentive Plan is described in more detail in the Company’s 2019 Proxy Statement, which was filed with the Securities and Exchange Commission on April 26, 2019. The foregoing description and the summary contained in the Company’s 2019 Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated 2015 Equity Incentive Plan, which is attached hereto as Exhibit 10.1.

Increase in Number of Directors; Appointment of Director

On June 6, 2019, pursuant to the Company’s Bylaws, the Company’s board of directors (the “Board”) increased the number of directors from six to seven and appointed Cheryl L. Cohen to the Board, effective immediately, with a term expiring at the Company’s 2020 annual meeting of stockholders. Ms. Cohen will also serve on the audit committee of the Board.

Ms. Cohen, age 53, has served as president of CLC Consulting, a pharmaceutical and biotechnology consulting firm specializing in new product start-up and commercialization, since 2008. Prior to CLC, Ms. Cohen served as chief commercial officer of Medivation, Inc., a publicly-traded bio-pharmaceutical company, from September 2011 until July 2014. From November 2007 to September 2008, she served as the vice president, strategic commercial group, of Health Care Systems, Inc., a Johnson & Johnson company, and from October 1998 to November 2007, she worked at Janssen Biotech, Inc. (formerly Centocor Biotech, Inc.), a Johnson & Johnson company, in a variety of senior sales roles including vice president, rheumatology franchise. Ms. Cohen has served on the board of Aerpio Pharmaceuticals, Inc., a pharmaceutical company, since 2018. Ms. Cohen also served on the board of Vital Therapies, Inc., a therapeutics company, from 2015 until 2019. Since 2015, Ms. Cohen has served on the board of Novus Therapeutics, Inc. (reverse merger of Tokai Pharmaceuticals, Inc.), a publicly-traded pharmaceutical company focused on the acquisition, development, and commercialization of ear, nose, and throat products. Ms. Cohen served on the board of Protein Sciences Corporation, a privately held bio-pharmaceutical company specializing in vaccine development from October 2014 to August 2017, and she served on the board of Cytrx Corporation, a publicly traded bio-pharmaceutical company specializing in oncology, from June 2015 through October 2016. Ms. Cohen began her career at Solvay Pharmaceuticals in a variety of sales positions. Ms. Cohen received her B.A. from Saint Joseph College.

In accordance with the Company’s outside director compensation policy (the “Outside Director Compensation Policy”), Ms. Cohen was granted a restricted stock unit award (the “RSU”) on June 6, 2019 with a value of $325,000, vesting annually over a three year period, in each case subject to Ms. Cohen’s continued service to the Company. The RSU award is subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related RSU agreement. Ms. Cohen will also be eligible for equity award grants on the same terms as other non-employee members of the Board, including an annual grant of RSUs for continuing directors with a value of $100,000, vesting on the one year anniversary of the grant, provided that such non-employee director continues to serve as a service provider through the applicable vesting date.

Furthermore, Ms. Cohen is entitled to receive cash compensation in accordance with the terms and conditions of the Company’s Outside Director Compensation Policy. Under the Outside Director Compensation Policy, each non-employee director receives cash compensation of $50,000 annually for service as a Board member; $10,000 per year additionally for service as an audit committee member; $7,500 per year additionally for service as a member of the other committees; $10,000 per year additionally for service as chairman of the audit committee; and $7,500 per year additionally for service as chairman of the other committees. We will also reimburse Ms. Cohen for all reasonable expenses in connection with her services to us.

Ms. Cohen executed the Company’s standard form of indemnification agreement, which form has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333- 205124) filed with the Securities and Exchange Commission on June 19, 2015, and is incorporated herein in its entirety by reference.

There is no arrangement or understanding between Ms. Cohen and any other persons pursuant to which Ms. Cohen was selected as a director. In addition, Ms. Cohen is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on June 6, 2019 regarding the above is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our 2019 annual meeting of stockholders on June 6, 2019 (the “Annual Meeting”). Of the 98,674,153 shares of our common stock outstanding as the record date of April 16, 2019, 92,667,554 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 93.91% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.

Election of Directors. Each of the following nominees was elected to serve as a director, to hold office until our 2020 annual meeting of stockholders and until his respective successor has been duly elected and qualified based on the following results of voting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Patrick Soon-Shiong, MD	76,035,656	2,925,907	13,705,991
Barry J. Simon	76,748,440	2,213,123	13,705,991
Steve Gorlin	76,266,575	2,694,988	13,705,991
Michael D. Blaszyk	77,163,482	1,798,081	13,705,991
Frederick W. Driscoll	77,163,739	1,797,824	13,705,991
John C. Thomas, Jr.	76,576,307	2,385,256	13,705,991

2.

Approval of Amended and Restated 2015 Equity Incentive Plan. The amendment and restatement of the Company’s 2015 Equity Incentive Plan to increase the number of shares of common stock reserved thereunder by 3,000,000 shares was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,430,363	4,274,242	1,415,534	13,547,415

3.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified based on the following results of voting:

For	Against	Abstentions	Broker Non-Votes
91,572,889	213,603	881,062	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2015 Equity Incentive Plan and forms of award thereunder.

99.1	Press Release, dated June 6, 2019 announcing Cheryl Cohen’s appointment to Nantkwest’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANTKWEST, INC.

Date: June 7, 2019	By:	/s/ Sonja Nelson
Chief Financial Officer